UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Form 8-K is incorporated into this item by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 28, 2006, Olin Corporation (“Olin”) issued $124,983,000 aggregate principal amount of its new 6.75% Senior Notes due 2016 (the “New Notes”), a form of which is filed as Exhibit 4.1 and incorporated herein by reference. The New Notes were issued in exchange for $124,983,000, or 62.5%, of Olin’s outstanding 9.125% Senior Notes due 2011 (the “Old Notes”). In connection with its exchange of the New Notes, Olin paid an aggregate cash premium of approximately $18.8 million to exchanging holders of its Old Notes. Exchanging holders also received a cash payment representing accrued and unpaid interest on the exchanged notes to, but not including, the settlement date of the exchange.

The exchange transactions were effected pursuant to an exchange offer commenced by Olin on June 26, 2006. Participation in the exchange was limited to holders of the outstanding Old Notes who certified certain matters to Olin, including their status as “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933.

For purposes of the exchange offer the yield on the New Notes is 6.856% per annum and the issue price of the New Notes was $992.58, which was determined by reference to the bid-side yield on the designated 10-year benchmark security as of the specified pricing time, which was 5.106% per annum.

Olin issued the New Notes under the Indenture dated as of June 26, 2006 between it and JPMorgan Chase Bank, N.A., as trustee, and the First Supplemental Indenture dated as of July 28, 2006 between Olin and the trustee, which is filed as Exhibit 4.2 and is incorporated herein by reference. The First Supplemental Indenture, together with the Indenture, is referred to as the “indenture.” The indenture does not limit the amount of debt securities that Olin may issue thereunder, nor does it limit Olin’s ability to incur additional indebtedness.

The New Notes will mature on June 15, 2016. Interest on the New Notes accrues from July 28, 2006 and is payable semi-annually, in arrears, on June 15 and December 15 of each year, beginning on December 15, 2006. Interest will be payable generally to the person in whose name the note is registered at the close of business on the June 1 or December 1 next preceding the June 15 or December 15 interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date, redemption date or the maturity date of the New Notes is not a business day at any place of payment, then payment of the principal, premium, if any, and interest on the New Notes may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be. A business day is defined in the indenture governing the New Notes as a day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the City of New York, New York, are authorized or obligated by law, regulation or executive order to close.

The New Notes are unsecured obligations of Olin and rank equally with all of its other unsecured and unsubordinated indebtedness. Olin may from time to time, without giving notice to or seeking the consent of the holders of the New Notes, issue notes having the same ranking and the same interest rate, maturity and other terms as the New Notes. Any additional securities having such similar terms, together with the New Notes, will constitute a single series of securities under the indenture governing the New Notes.

The New Notes are redeemable, in whole at any time or in part from time to time, at Olin’s option, on at least 30 but not more than 60 days prior notice, at a redemption price equal to the greater of:

1)	100% of the principal amount of the New Notes, and

2)	the present value of the Remaining Scheduled Payments (as defined below) on the New Notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate (as defined below) plus 30 basis points, plus, in each case, accrued and unpaid interest on the New Notes to the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the New Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such New Notes. “Independent Investment Banker” means Banc of America Securities LLC and/or Citigroup Global Markets Inc.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if Olin obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Reference Treasury Dealer” means Banc of America Securities LLC and Citigroup Global Markets Inc. and their respective successors, and, at Olin’s option, other primary U.S. government securities dealers in New York City selected by Olin.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Olin, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Olin by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any New Note, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such New Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Upon the occurrence of an event of default referred to in the indenture with respect to the New Notes, the maturity of the New Notes may be accelerated, under the procedures and with the effects specified in the indenture.

In connection with the issuance of the New Notes, Olin entered into a registration rights agreement pursuant to which it agreed to file an exchange offer registration statement with the Securities and Exchange Commission, or “SEC,” to allow holders of the New Notes to exchange their New Notes for an equal principal amount of notes with substantially identical terms, except they will generally be freely transferable under the Securities Act of 1933. In addition, the registration rights agreement requires Olin, under various circumstances, to file with the SEC, or designate an existing registration statement filed with the SEC as, a shelf registration statement to cover resales of the New Notes. If Olin fails to satisfy these obligations, it will be required to pay additional interest to the holders of the New Notes affected thereby, and additional interest will accrue on the principal amount of the New Notes affected thereby, in addition to the stated interest on the New Notes, from and including the date on which any registration default shall occur to, but not including, the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default and shall increase to a maximum of 0.50% per annum thereafter. The registration rights agreement is filed as Exhibit 4.3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit

4.1	6.75% Senior Notes due 2016.

4.2	First Supplemental Indenture dated as of July 28, 2006.

4.3	Registration Rights Agreement dated July 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name: George H. Pain
Title: Vice President, General Counsel and Secretary

Date: July 28, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	6.75% Senior Notes due 2016.

4.2	First Supplemental Indenture dated as of July 28, 2006.

4.3	Registration Rights Agreement dated July 28, 2006.